As filed with the Securities and Exchange Commission on February 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KYMERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-2992166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Arsenal Yards Blvd., Suite 230 Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan

Kymera Therapeutics, Inc. Amended and Restated 2020 Employee Stock Purchase Plan

(Full title of the plan)

Nello Mainolfi, Ph.D.

Founder, President and Chief Executive Officer

Kymera Therapeutics, Inc.

200 Arsenal Yards Blvd., Suite 230

Watertown, MA 02472

(Name and address of agent for service)

617-300-8460

(Telephone number, including area code, of agent for service)

Copies to:

William D. Collins, Esq.

Catherine Magazu, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 2,223,412 additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of Kymera Therapeutics, Inc. (the “Company”) under the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan (the “Plan”) and 438,898 additional shares of Common Stock under the Kymera Therapeutics, Inc. Amended and Restated 2020 Employee Stock Purchase Plan (the “ESPP”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2021, by an amount equal to the lesser of: (i) four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or (ii) such number of shares of Common Stock as determined by the Company’s board of directors or the compensation committee of the Company’s board of directors. Accordingly, on January 1, 2024, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 2,223,412. The number of shares of Common Stock reserved and available for issuance under the ESPP is subject to an automatic annual increase on each January 1, beginning in 2021, by an amount equal to the least of: (i) one percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, (ii) 438,898 shares of Common Stock or (iii) such number of shares of Common Stock as determined by the Administrator (as defined in the ESPP). Accordingly, on January 1, 2024, the number of shares of Common Stock reserved and available for issuance under the ESPP increased by 438,898. The additional shares are of the same class as other securities relating to the Plan and the ESPP for which the Registrant’s registration statements filed on Form S-8 filed with the Securities and Exchange Commission on August 21, 2020 (File No. 333-248249), March 11, 2021 (File No. 333-254122), February 24, 2022 (File No. 333-262947) and February 23, 2023 (File No. 333-269928) are effective. The information contained in the Registrant’s registration statements on Form S-8 (Registration Nos. 333-248249, 333-254122, 333-262947 and 333-269928) are hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39460) filed with the Securities and Exchange Commission on August 25, 2020.

4.2	Second Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39460) filed with the Securities and Exchange Commission on August 25, 2020.

4.3	Specimen Common Stock Certificate of the Registrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-240264) filed with the Securities and Exchange Commission on August 17, 2020).

4.4	Second Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders dated March 11, 2020 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-240264) filed with the Securities and Exchange Commission on July 31, 2020).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2020 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-240264) filed with the Securities and Exchange Commission on August 17, 2020).

99.2	Amended and Restated 2020 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39460) filed with the Securities and Exchange Commission on November 5, 2020).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on February 22, 2024.

KYMERA THERAPEUTICS, INC.

By:	/s/ Nello Mainolfi
	Name:	Nello Mainolfi, Ph.D.
	Title:	Founder, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Nello Mainolfi, Ph.D. and Bruce Jacobs, CFA, MBA as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for such person in such person’s name, place and stead, in any and all capacities, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 of Kymera Therapeutics, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nello Mainolfi Nello Mainolfi, Ph.D.	Director, Founder, President and Chief Executive Officer (Principal Executive Officer)	February 22, 2024

/s/ Bruce Jacobs Bruce Jacobs, CFA, MBA	Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	February 22, 2024

/s/ Jeffrey Albers Jeffrey Albers, J.D., MBA	Director	February 22, 2024

/s/ Bruce Booth Bruce Booth, D.Phil.	Director	February 22, 2024

/s/ Pamela Esposito Pamela Esposito, Ph.D.	Director	February 22, 2024

/s/ Joanna Horobin Joanna Horobin, M.B., Ch.B.	Director	February 22, 2024

/s/ Gorjan Hrustanovic Gorjan Hrustanovic, Ph.D.	Director	February 22, 2024

/s/ John Maraganore John Maraganore, Ph.D.	Director	February 22, 2024

/s/ Leigh Morgan Leigh Morgan	Director	February 22, 2024

/s/ Elena Ridloff Elena Ridloff, CFA	Director	February 22, 2024

/s/ Victor Sandor Victor Sandor, M.D.	Director	February 22, 2024